Exhibit 10.21

LEASE AGREEMENT

SUMMARY OF BASIC LEASE INFORMATION

This Summary of Basic Lease Information (the “Summary”) is hereby incorporated by reference into and made a part of the attached Lease Agreement. Each reference in the Lease Agreement to any term of this Summary shall have the meaning as set forth in this Summary for such term. In the event of a conflict between the terms of this Summary and the Lease Agreement, the terms of the Lease Agreement shall prevail. Any initially capitalized terms used herein and not otherwise defined herein shall have the meaning as set forth in the Lease Agreement. The exhibits, riders, schedules, and addenda set forth above shall be deemed to be a part of the Lease Agreement and are hereby incorporated therein.

	TERMS OF LEASE	DESCRIPTION
(References are to the Lease Agreement)

1.	Effective Date:	December 29, 2020

2.	Landlord:	Simmco LLC, a California limited liability company

3.	Address of Landlord:	P.O. Box 2351, Hollister, CA 95024

4.	Tenant:	Alpha Teknova Inc., a Delaware corporation

5.	Address of Tenant:	2290 Bert Drive, Hollister, CA 95023

6.	Premises (Article 1):

	6.1 Premises:	Approximately 11,832.89 square feet of Rentable Area located in the Building (as defined below), as depicted in Exhibit “A” attached hereto and identified there as “Unit B”.

	6.2 Building:	The Premises are located in the Building whose address is 255 Apollo Way, Hollister, CA 95023.

7.	Term (Article 2)

	7.1 Lease Term:	Sixty (60) months

	7.2 Commencement Date:	The Effective Date

	7.3 Rent Commencement Date:	December 1, 2020

	7.4 Expiration Date:	December 31, 2025

Summary – Page 1

8.	Base Rent (Article 3):

Period of the Lease Term	Annual Base Rent	Monthly Installment of Base Rent	Annual Base Rental Rate per Square Foot of Rentable Area of the Premises
January 1, 2021 – December 31, 2021	$113,635.20	$9,469.60	$9.60
January 1, 2021 – December 31, 2022	$116,831.19	$9,735.93	$9.87
January 1, 2023 – December 31, 2023	$120,382.29	$10,046.30	$10.17
January 1, 2024 – December 31, 2024	$124,051.76	$10,347.69	$10.48
January 1, 2025 – December 31, 2025	$127,721.23	$10,658.12	$10.79

9.	Security Deposit (Article 4):	$10,643.44

10.	Tenant’s Share of Operating Expenses (Article 6):	36.43% (11,832.89 square feet of Rentable Area within the Premises/32,750 square feet of Rentable Area within the Building).

11.	Brokers (Section 22.15):	None.

Summary – Page 2

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”), is made and entered into as of December 29, 2020 (the “Effective Date”), by and between SIMMCO LLC, a California limited liability company (“Landlord”), and ALPHA TEKNOVA INC., a Delaware corporation (“Tenant”).

W I T N E S S E T H:

For and in consideration of the rental and of the covenants and agreements hereinafter set forth to be kept and performed by Tenant, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises herein described for the term, at the rental and subject to and upon all of the terms, covenants and agreements hereinafter set forth.

1.    PREMISES.

1.1    Grant of Premises; The Building; and The Project. Landlord hereby leases to Tenant, and Tenant leases from Landlord, those certain premises set forth in Section 6.1 of the Summary (the “Premises”), which Premises are located in the building described in Section 6.2 of the Summary (the “Building”). The term “Project” as used in this Lease, shall mean (i) the Building, and (ii) the land upon which any of the foregoing are situated (the “Real Property”). A floor plan showing the size and location of the Premises within the Building is set forth in the attached Exhibit “A”. Tenant’s use and occupancy of the Premises shall include the use, in common with others, of the Common Areas as hereinafter described, but excepting therefrom and reserving unto Landlord the exterior faces of all exterior walls, the roof and the right to install, use and maintain where necessary in the Premises all pipes, ductwork, conduits and utility lines through hung ceiling space, partitions, beneath the floor or through other parts of the Premises; provided, however, such installation, use and maintenance do not unreasonably interfere with the use and occupancy of the Premises by Tenant or diminish Tenant’s access to the Premises. Landlord reserves the right to affect such other tenancies in the Project as Landlord may elect in its sole business judgment.

1.2    Rentable Area. Landlord and Tenant hereby confirm and stipulate that the number of square feet of “Rentable Area” contained in the Premises initially leased by Tenant pursuant to this Lease (i) is as set forth in Section 6.1 of the Summary, (ii) has been calculated in accordance with Landlord’s standard rentable area measurement standards used for the Building, and (iii) except as set forth in Section 6.1 below, is not subject to remeasurement, adjustment or modification.

1.3    Condition of Premises, Building and Real Property. Except for Landlord’s repair obligations in Sections 8.2 and 12.1 below and as set forth in Rider 1, (i) Tenant shall lease the Premises and accept the Premises, Building and Real Property in their current “AS IS” condition, without any obligation on Landlord’s part to construct or pay for any improvements, alterations or refurbishment work in the Premises, the Building and the Real Property and (ii) Tenant shall be solely responsible at its sole cost and expense for constructing any and all tenant improvements, alterations and refurbishment work for the Premises pursuant to and in accordance with the provisions of Article 9 below.

2.    TERM. The term of this Lease (the “Lease Term”) shall be as set forth in Section 7.l of the Summary and shall commence on the date (the “Commencement Date”) set forth in Section 7.2 of the Summary, and shall terminate on the date (the “Expiration Date”) set forth in Section 7.3 of the Summary, unless this Lease is sooner terminated as hereinafter provided. The term “Lease Term” shall include any renewal term expressly set forth in this Lease, if any, if the renewal option is validly exercised in accordance with the terms and conditions of this Lease.

3.    RENT.

3.1    Base Rent. Except as otherwise provided in this Lease, Tenant agrees to pay Landlord, promptly when due, without notice or demand and without deduction or set-off of any amount for any reason whatsoever, as “Base Rent” for the Premises, the annual amount set forth in Section 8 of the

Summary, which shall be payable in the monthly installment amounts set forth in Section 8 of the Summary. Said monthly installments of Base Rent shall be payable in advance on the first (1st) day of each calendar month during the Lease Term, except that the Base Rent for the first (1st) full calendar month of the Lease Term shall be paid at the time of Tenant’s execution of this Lease.

3.2    Adjustment of Rent on Commencement or Expiration. In the event the Lease Term commences or expires on a day other than the first (1st) day of a calendar month, Tenant shall pay to Landlord on the first (1st) day of the Lease Term, or on the first (1st) day of the month in which the Lease Term expires, a sum determined by multiplying one-thirtieth (1/30) of the monthly installment of Base Rent by the number of days in the first (1st) or last calendar month of the Lease Term.

3.3    Operating Expenses. In addition to paying the Base Rent specified in Section 3.1 above, Tenant agrees to pay Landlord, as additional rent, together with monthly installments of Base Rent, Tenant’s Share of Operating Expenses defined in Sections 6.1 and 6.2 below.

3.4    Place of Payment; Landlord’s Rent Address. Base Rent, Tenant’s Share of Operating Expenses and all other sums or charges required by this Lease to be paid by Tenant to Landlord, all of which are herein sometimes collectively referred to as “Rent,” shall be paid to Landlord at Landlord’s Rent Address (as defined below) or to such other persons, or at such other places designated by Landlord. “Landlord’s Rent Address” shall mean Simmco LLC, P.O. Box 2351, Hollister, CA 95024, or such other place as Landlord may, from time to time, designate in writing.

4.    SECURITY DEPOSIT. Concurrently with Tenant’s execution of this Lease, Tenant shall deposit with Landlord a security deposit (the “Security Deposit”) in the amount set forth in Section 9 of the Summary to be held by Landlord as security for the faithful performance of every provision of this Lease to be performed by Tenant. If Tenant defaults with respect to any provision of this Lease, including, but not limited to, the provisions relating to the payment of Rent, Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of Rent or any other sum in default, or for the payment of any amount which Landlord may spend or become obligated to suffer by reason of Tenant’s default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default. If any portion of the Security Deposit is so used or applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant’s failure to do so shall be deemed a material breach of this Lease. Except as required by applicable law, Landlord shall not be required to keep the Security Deposit separate from its general funds and Tenant shall not be entitled to interest on the Security Deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant (or Tenant’s assignee) at the expiration of the Lease Term and after Tenant has vacated the Premises; provided, however, in no event shall Landlord be under any obligation to return the Security Deposit earlier than sixty (60) days after the expiration of the Lease Term.

5.    USE.

5.1    Permitted Use. Tenant shall use the Premises solely for light manufacturing of chemical reagents and other products used in the biomedical research, diagnostic, and therapeutic fields, dry lab operations, warehousing, storage and distribution operations, and for general office use (collectively, the “Permitted Use”).

5.2    Compliance with Laws. Tenant shall, at its sole cost and expense, promptly comply with all applicable Laws (as defined below) in effect during the Lease Term or any part of the Lease Term hereof, regulating Tenant’s particular use or occupancy of the Premises or imposing any duty on Landlord or Tenant with regard thereto or with regard to alteration thereof, including the requirements of federal, state, county and municipal authorities now in force or which may hereinafter be in force. Tenant shall not use or permit the use of the Premises in any manner which may tend to create a nuisance; nor which may tend to obstruct or interfere with the rights of other tenants of the Project or, injure or annoy them. As used herein, “Law” or “Laws” shall mean all laws, ordinances, rules, regulations, other requirements, orders, rulings or decisions adopted or made by any governmental body, agency, department or judicial authority having jurisdiction over the Project, the Premises or Tenant’s activities at the Premises and any covenants, conditions or restrictions of record which affect the Project.

5.3    Insurance Rate Increases. Other than with the written consent of Landlord, which consent shall not be unreasonably withheld, Tenant shall not do or permit anything to be done on or about the Premises which may in any way increase the existing rate of any insurance policy covering the Building or the Project or any of its contents.

5.4    Compliance with Environmental Laws. Tenant shall comply with all Environmental Laws (as defined below) pertaining to Tenant’s occupancy and use of the Premises and concerning the proper storage, handling and disposal of any Hazardous Material introduced to the Premises, the Building or the Project by Tenant, or any of their respective employees, servants, agents, contractors, customers or invitees (collectively, “Responsible Parties”). As used herein, “Environmental Laws” shall mean all Laws governing the use, storage, disposal or generation of any Hazardous Material, including the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, and the Resource Conservation and Recovery Act of 1976, as amended, and “Hazardous Material” shall mean such substances, material and wastes which are or become regulated under any Environmental Law; or which are classified as hazardous or toxic under any Environmental Law; and explosives and firearms, radioactive material, asbestos, and polychlorinated biphenyls. Tenant shall not generate, store, handle or dispose of any Hazardous Material in, on, or about the Project except as used in connection with the Permitted Use. In the event that Tenant is notified of any investigation or violation of any Environmental Law arising from Tenant’s activities at the Premises, Tenant shall immediately deliver to Landlord a copy of such notice. In such event or in the event Landlord reasonably believes that a violation of Environmental Law exists, Landlord may conduct such tests and studies relating to compliance by Tenant with Environmental Laws or the alleged presence of Hazardous Material upon the Premises as Landlord deems desirable, all of which shall be completed at Tenant’s expense. Landlord’s inspection and testing rights are for Landlord’s own protection only, and Landlord has not, and shall not be deemed to have assumed any responsibility to Tenant or any other party for compliance with Environmental Laws, as a result of the exercise, or non-exercise of such rights.

5.5    Environmental Representation. Landlord represents and warrants to Tenant, that, as of the Effective Date, (i) Landlord has not received any written notice from a governmental agency of any uncured violations of any Laws (including Environmental Laws) affecting the Building, (ii) to Landlord’s Actual Knowledge (as defined below), no Hazardous Materials are stored by Landlord on, in or under the Building in quantities which violate Environmental Laws, (iii) to Landlord’s Actual Knowledge, the Building is not used by Landlord for the storage, treatment, generation or manufacture of any Hazardous Materials in a manner which would constitute a violation of applicable Environmental Laws, and (iv) to Landlord’s Actual Knowledge, the Premises does not contain Hazardous Materials which would constitute a violation of applicable Environmental Laws. For purposes of the Lease, the phrase “Landlord’s Actual Knowledge” shall mean the current, actual, personal knowledge of Howard Simmons, without investigation and without imputation of any other person’s knowledge. The fact that reference is made to the personal knowledge of named individuals shall not render such individuals personally liable for any breach of any of the foregoing representations and warranties.

6.    OPERATING EXPENSES.

6.1    Tenant’s Obligations. During each Expense Year, or portion thereof, falling within the Lease Term, Tenant shall pay to Landlord as additional rent hereunder Tenant’s Share of the Operating Expenses (as defined below) for the applicable Expense Year. In no event shall the amount required to be paid by Tenant with respect to Operating Expenses for any Expense Year during the Lease Term be less than zero. For purposes hereof, “Tenant’s Share” shall mean the percentage set forth in Section 10 of the Summary which was calculated by dividing the Rentable Area of the Premises set forth in Section 6.1 of the Summary, by the total Rentable Area within the Building set forth in Section 10 of the Summary. In the event the Rentable Area of the Premises is changed, Tenant’s Share shall be appropriately adjusted, and, as to the Expense Year in which such change occurs, Tenant’s Share for such year shall be determined on the basis of the number of days during such Expense Year that each such Tenant’s Share was in effect.

6.2    Definitions.

(a)    Expense Year. “Expense Year” shall mean each calendar year during the Lease Term (or partial calendar year if the Lease Term commences or ends on other than the provided first (1st) or last day of a calendar year); provided, however, that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive-month period, and, in the event of any such change, Tenant’s Share of Operating Expenses shall be equitably adjusted for any Expense Year involved in any such change.

(b)    Operating Expenses. “Operating Expenses,” for purposes hereof, are intended to be inclusive of all costs of operating and maintaining the Project, except estate, inheritance, net income, gift, corporate and excess profit taxes of Landlord, interest on and capital retirement of Landlord’s mortgage loans, and costs charged by Landlord directly to specific tenants (including any utilities separately metered and charged to specific tenants). Landlord agrees to make reasonable efforts to minimize operating costs insofar as such efforts are not inconsistent with Landlord’s intent to operate and maintain the Project in the first-class manner. Operating Expenses may include, but shall not be limited to, the following:

(i)    “Tax Expenses,” which, for purposes hereof, shall mean, collectively, any and all general and special taxes, assessments and impositions of every kind and nature whatsoever levied, assessed, or imposed upon, or with respect to the Project, any leasehold improvements, fixtures, installations, additions, and equipment, whether owned by Landlord or Tenant, or either because of or in connection with Landlord’s ownership, leasing and operation of the Project, including, without limitation, real estate taxes, personal property taxes, sewer rents, water rents, general or special assessments, duties or levies charged or levied upon or assessed against the Project and related personal property, transit taxes, all costs and expenses (including legal fees and court costs) charged for the protest or reduction of property taxes or assessments in connection with the Project, or any tax or excise on rent or any other tax (however described) on account of rental received for use and occupancy of any or all of the Project (except Landlord’s net income taxes and other taxes excluded under Section 6.2(b) above), whether any such taxes are imposed by the United States, the State of California, the City of Hollister, California, and County of San Benito, California, or any local governmental municipality, authority, or agency or any political subdivision of any thereof;

(ii)    All costs and expenses to Landlord in maintaining fire and extended coverage insurance, property damage, liability and rent loss insurance and any other insurance maintained by Landlord covering the use and operation of the Project which is customary in comparable projects in the area or which is reasonably deemed prudent by Landlord;

(iii)    All costs and expenses of repairing, operating and maintaining the ventilation system for the Project, including the cost of all utilities required in the operation thereof, except those paid directly by tenants of the Project and including the cost of replacements of equipment used in connection with such repair and maintenance work and all costs and expenses incurred in making alterations or additions to the ventilation system in order to comply with governmental rules, regulations and statutes;

(iv)    The costs of capital improvements and structural repairs and replacements made in or to the Project in order to conform to changes subsequent to completion of the original construction of the Project in any applicable laws, ordinances, rules, regulations or orders of any governmental or quasi-governmental authority having jurisdiction over the Project (herein “Required

Capital Improvements”) and the costs of any capital improvements and structural repairs and replacements designed primarily to reduce Operating Expenses or to reduce the rate of increase in Operating Expenses (herein “Cost Savings Improvements”). The expenditures for Required Capital Improvements and Cost Savings Improvements shall be reimbursed to Landlord in equal installments over the useful life of such capital improvement or structural repair or replacement (as reasonably determined by Landlord) together with interest on the balance of the unreimbursed expenditure at a rate equal to the floating commercial loan rate announced from time to time by US Bank, a national banking association, or its successor, as its prime rate, plus two percent (2%) per annum (the “Prime Rate”) which is in effect on the date the expenditure was incurred by Landlord; provided, however, the amount to be reimbursed for any Cost Savings Improvements shall be limited in any year to the estimated reduction or estimated savings in Operating Expenses as a result thereof;

(v)    All costs and expenses incurred by Landlord in providing standard services and utilities to tenants of the Project, including office janitorial services, window washing and utilities not separately metered and not charged by Landlord directly to specific tenants; together with the cost of replacement of non-building standard electric light bulbs and fluorescent tubes and ballasts, which Landlord shall have the exclusive right to provide and install;

(vi)    Professional building management fees (not to exceed a commercially reasonable fee charged in the Hollister, California, metropolitan area);

(vii)    All costs and expenses incurred by Landlord in operating, managing, repairing and maintaining the Project, including all sums expended in connection with the Common Areas for general maintenance and repairs, resurfacing, painting, restriping, cleaning, replacing wall and floor coverings, sweeping and janitorial services, window washing, maintenance and repair of stairways, sidewalks, curbs and Building and Project signs, sprinkler systems planting and landscaping, lighting and other utilities, maintenance and repair of any fire protection systems, automatic sprinkler systems, lighting systems, emergency back-up utility systems, storm drainage systems and any other utility systems, personnel to implement such services and to police the Common Areas, rental and/or depreciation of machinery and equipment used in such maintenance and services, police and fire protection services, trash removal services, all costs and expenses pertaining to snow and ice removal, security systems, utilities, premiums and other costs for workers’ compensation insurance, wages, withholding taxes, social security taxes, personal property taxes, fees for required licenses and permits, supplies, and charges for management of the Project. Costs and expenses incurred by Landlord in operating, managing, repairing and maintaining the Project which are incurred exclusively for the benefit of specific tenants of the Project will be billed accordingly and will not be included within the general Operating Expenses. If the Building and/or other office buildings located in the Project are not 100% occupied during all or a portion of any calendar year, Landlord shall make an appropriate adjustment to the variable components of Operating Expenses for such year or applicable portion thereof, including without limitation the Base Year, employing sound accounting and management principles, to determine the amount of Operating Expenses that would have been paid had such buildings been 100% occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year, or applicable portion thereof; and

(c)    Exclusions. Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not include the following (collectively, “Exclusions”):

(i)    costs of items considered capital improvements, capital repairs, capital replacements, and/or capital equipment, all as determined in accordance with Landlord’s standard real estate accounting practices, except as permitted in Section 6.2(b)(iv);

(ii)    depreciation and amortization, except as provided herein and except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party where such depreciation and amortization would otherwise have been included in the charge for such third party’s services, all as determined in accordance with standard real estate accounting practices, consistently applied, and when depreciation or amortization is permitted or required, the item shall be amortized over its reasonably anticipated useful life as determined by Landlord in the manner described in Section 6.2(b)(iv) above, together with interest on the unamortized costs at the Prime Rate;

(iii)    interest, points, fees and principal payments on any mortgages encumbering the Real Property, and other debt costs, if any, except as specifically included in Sections 6.2(b)(iv) and (b)(vii) above;

(iv)    costs incurred by Landlord for the repair of damage to the Building or the Real Property, to the extent that Landlord is reimbursed by insurance proceeds;

(v)    brokerage commissions, space planning costs, finders’ fees and attorneys’ fees incurred by Landlord in connection with leasing or attempting to lease space within the Real Property;

(vi)    costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for any tenants in the Real Property or incurred in renovating or otherwise improving, preparing, decorating, painting or redecorating vacant space for tenants or other occupants of the Real Property;

(vii)    interest, penalties or other costs arising out of Landlord’s failure to make timely payment of any of its obligations under this Lease, including, without limitation, Landlord’s failure to make timely payment of any item that is included in Operating Expenses or Tax Expenses;

(viii)    attorneys’ fees and other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants or other occupants of the Real Property (including costs incurred due to violations by tenants of the terms and conditions of their leases), or any other attorneys’ fees incurred in connection with the Real Property (including, without limitation, any financing, sale or syndication of the Real Property), except (A) as specifically enumerated as an Operating Expense in this Lease, or (B) to the extent the expenditure of such attorneys’ fees generally benefits the tenants of the Building;

(ix)    costs and overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Real Property to the extent the same exceeds typical costs and overhead and profit increment of such goods and/or services rendered by qualified unaffiliated third parties on a competitive basis;

(x)    Costs of acquisition of sculptures, painting and other objects of art; and

(xi)    Costs of removing any Hazardous Materials (as defined below) not caused by Tenant.

Notwithstanding anything above to the contrary, Landlord will not collect more than 100% of the Operating Expenses from all tenants in the Building.

7.    UTILITIES AND SERVICES.

7.1    Standard Tenant Services. Landlord shall provide the following services on all days during the Lease Term, unless otherwise stated below.

(a)    Landlord shall provide adequate electrical wiring and facilities and power for normal general office use for the Building.

(b)    Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes.

7.2    Separate Metering. Notwithstanding the foregoing provisions of this Article 7 to the contrary, Landlord shall have the right to cause all electricity, water and/or other utilities to be separately metered for the Premises, and Tenant shall pay for the cost of all such utilities so separately metered, or which are billed directly to Tenant, within ten (10) days after invoice, in which event Operating Expenses for each Expense Year shall be equitably reduced to exclude all such utilities provided to Tenant and other tenants in the Building.

7.3    Interruption of Services. Landlord shall not be liable for any damage, loss or expense incurred by Tenant by reason of any interruption or failure of the utilities and services. Landlord may, with notice to Tenant, or without notice in case of emergency, cut off and discontinue utilities and service when such discontinuance is necessary in order to make repairs or alterations. No such action shall be construed as an eviction or disturbance of possession by Landlord or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Notwithstanding anything to the contrary contained herein, if (a) the Premises, or a material portion of the Premises, is made untenantable for a period in excess of five (5) consecutive days as a result of an interruption of essential utility services, such as electricity, telephone/telecommunication service, fire protection or water, that is a direct result of Landlord’s negligence or willful misconduct or is otherwise within Landlord’s reasonable control and (b) Tenant is unable to, and does not, conduct its normal business operations in all or any material portion of the Premises as a result thereof, then Tenant shall be entitled to receive an abatement of Rent payable hereunder during the period beginning on the sixth (6th) consecutive day of the service failure and ending on the day the service has been restored; provided, however, that (i) the foregoing conditional abatement of Rent shall not apply if the interruption of such utility service is a result of Tenant’s negligence, willful misconduct or breach of this Lease and (ii) such abatement shall be in proportion to the portion of the Premises which Tenant is unable to use. In no event, however, shall Landlord be liable to Tenant for any loss or damage, direct or indirect, special or consequential, including loss of business, arising out of or in connection with the failure of any such utility services. The foregoing provisions regarding interruption of utility services shall not apply in case of damage to or destruction of the Premises, which shall be governed by Section 12 of this Lease.

8.    MAINTENANCE, REPAIRS AND ALTERATIONS.

8.1    Tenant’s Repairs. Subject to Landlord’s repair obligations in Section 8.2 below, Tenant shall, at Tenant’s own expense, keep the Premises, including all improvements, fixtures and furnishings therein, in good order, repair and condition at all times during the Lease Term. In addition, Tenant shall, at Tenant’s own expense but under the supervision and subject to the prior approval of Landlord, and within any reasonable period of time specified by Landlord, promptly and adequately repair all damage to the Premises and replace or repair all damaged or broken fixtures and appurtenances; provided however, that, at Landlord’s option, or if Tenant fails to make such repairs, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (to be uniformly established for the Project) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord’s involvement with such repairs and replacements forthwith upon being billed for same. Landlord may, but shall not be required to, enter the Premises at all reasonable times to make such repairs, alterations, improvements and additions to the Premises or at the Building or to any equipment located in the Building as Landlord shall desire or deem necessary or as Landlord maybe required to do by governmental or quasi-governmental authority or court order or decree.

8.2    Landlord’s Repairs. Anything contained in Section 8.1 above to the contrary notwithstanding, Landlord shall repair and maintain the structural portions of the Building, including the basic plumbing, ventilating, and electrical systems installed or furnished by Landlord (but not including any non-base building facilities installed by or on behalf of Tenant); provided, however, to the extent such maintenance and repairs are caused in part or in whole by the act, neglect, fault of or omission of any duty by Tenant, its agents, servants, employees or invitees, Tenant shall pay to Landlord as additional rent, the reasonable cost of such maintenance and repairs. Landlord shall not be liable for any failure to make any such repairs, or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. Except for Landlord’s negligence or willful misconduct, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Project, Building or the Premises or in or to fixtures, appurtenances and equipment therein. Notwithstanding anything in the Lease to the contrary, in the event that Landlord elects to access and/or make any repairs, improvements, changes to the Premises, Project or Common Areas as permitted under the Lease, Landlord agrees to use commercially reasonable efforts to minimize disruption of the conduct of Tenant’s business.

8.3    Notification to Landlord. Tenant agrees to promptly notify Landlord or its representative of any accidents or defects in the Building or Project of which Tenant becomes aware, including defects in pipes, electrical wiring and HVAC equipment. In addition, Tenant shall provide Landlord with prompt notification of any matter or condition which may cause injury or damage to the Building or the Project or any person or property therein.

8.4    Condition Upon Expiration of Lease. Upon the expiration of the Lease Term, or any sooner termination, Tenant shall remove all of its personal property excluding, however, any wiring, cabling or conduit installed above the ceiling, beneath the floors or in the Premises on or behalf of Tenant and surrender the Premises in good condition, ordinary wear and tear excepted. Tenant shall repair, at its expense, any damage to the Premises occasioned by its removal of any article of personal property, trade fixtures, furnishings, signs, and improvements including but not limited to repairing the floor, patching holes and painting walls. In the event that Tenant shall fail to timely perform its obligations under this Section 8.4, Landlord may perform such obligations and may charge the costs incurred by Landlord in connection therewith to Tenant (together with an administration fee equal to ten percent (10%) of the total costs incurred by Landlord in undertaking such obligations), and Tenant shall reimburse Landlord for such costs within thirty (30) days after being billed for the same.

9.    ALTERATIONS AND ADDITIONS.

9.1    Landlord’s Consent Required. Tenant shall not make any structural alterations or additions to the Premises without first procuring Landlord’s written consent, which consent shall not be unreasonably withheld, conditioned or delayed. In no event, however, shall Tenant make any change or alteration that would impair the structural soundness of the Building. Upon obtaining such consent, Tenant shall cause the work to be done (a) promptly, (b) in accordance with all Laws, and (c) in a good and workmanlike manner, free of liens or defects, and with the use of good grades of materials. Landlord’s consent shall create no responsibility or liability on the part of Landlord for the completeness, design, sufficiency or compliance with all laws, rules and regulations of governmental agencies or authorities regarding the alterations or additions.

9.2    Surrender at End of Term. Any alterations, additions and improvements made by Tenant to the Premises, excepting Tenant’s trade fixtures, shall at once when made become property of Landlord and remain upon and be surrendered with the Premises at the expiration or earlier termination of the Lease Term.

9.3    Payment for Work. All costs of any such work shall be paid promptly by Tenant so as to avoid the assertion of any mechanic’s or materialman’s lien. Tenant shall discharge, by bonding, payment or other means, any mechanic’s lien filed against the Premises, the Building or the Project that results from any Tenant improvement or alteration within thirty (30) days after the receipt of notice thereof, and shall promptly inform Landlord of any such notice. If any such lien is not discharged within said thirty (30) day period, Landlord shall have the right, but not the obligation, to discharge said lien by payment, bonding or otherwise, and the costs and expenses to Landlord of obtaining such discharge shall be paid to Landlord by Tenant on demand as additional rent.

10.    INSURANCE.

10.1    Tenant’s Compliance with Landlord’s Fire and Casualty Insurance. Tenant shall, at Tenant’s expense, comply as to the Premises with all insurance company requirements pertaining to the use of the Premises. If Tenant’s conduct or use of the Premises causes any increase in the premium for such insurance policies, then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant’s expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

10.2    Tenant’s Insurance. Tenant shall maintain the following coverages in the following amounts:

(a)    Commercial General Liability Insurance with combined single limits of not less than $1,000,000 covering the insured against claims of bodily injury, personal injury and property damage arising out of Tenant’s operations, assumed liabilities or use of the Premises, and assumed contractual liability with respect to Tenant’s obligations under Article 11 of this Lease.

(b)    Physical Damage Insurance covering (i) all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant’s property on the Premises installed by, for, or at the expense of Tenant, (ii) all improvements, alterations and additions now existing or hereafter installed in or to the Premises, including any improvements, alterations or additions now or hereafter installed at Tenant’s request above the ceiling of the Premises or below the floor of the Premises. Such insurance shall be written on an “all risks” of physical loss or damage basis, for the full replacement cost value new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include a vandalism and malicious mischief endorsement, sprinkler leakage coverage and earthquake sprinkler leakage coverage.

(c)    Workers’ compensation insurance as required by law and employer’s liability insurance with limits of at least $500,000 each occurrence.

(d)    Loss-of-income, business interruption and extra-expense insurance in such amounts as will reimburse Tenant for direct and indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of loss of access to the Premises or to the Building as a result of such perils.

(e)    Tenant shall carry comprehensive automobile liability insurance having a combined single limit of not less than One Million Dollars ($1,000,000.00) per occurrence and insuring Tenant against liability for claims arising out of ownership, maintenance or use of any owned, hired or non-owned automobiles.

10.3    No Limitation of Liability Under Lease. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall name Landlord as an additional insured. Tenant shall deliver said policy or policies or certificates thereof to Landlord within five (5) business days after the Commencement Date and at least thirty (30) days before the expiration dates thereof.

10.4    Subrogation. Landlord and Tenant agree to have their respective insurance companies issuing property damage insurance waive any rights of subrogation that such companies may have against Landlord or Tenant, as the case may be. Landlord and Tenant hereby waive any right that either may have against the other on account of any loss or damage to their respective property to the extent such loss or damage is insurable under policies of insurance for fire and all risk coverage, theft, public liability, or other similar insurance.

11.    INDEMNITY.

11.1    Indemnification of Landlord. Tenant shall indemnify and hold the Indemnitees harmless from and against any and all losses, claims and damages arising from Tenant’s use of the Premises or the conduct of its business or from any activity, work or thing done, permitted or suffered by Tenant in or about the Premises, and shall further indemnify and hold the Indemnitees harmless from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease, or arising from any act or negligence of Tenant or any of its agents, contractors or employees, and from and against all costs, attorneys’ fees, expenses and liabilities incurred in or about any such claim or any action or proceeding brought thereon; and in case any action or proceeding is brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall defend the same at Tenant’s expense by counsel reasonably satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risks of damage to property or injury to persons in, upon or about the Premises.

11.2    Limitation of Liability. Except for Landlord’s negligence or willful misconduct, Landlord shall not be liable for injury or damage which may be sustained by the person, goods, wares, merchandise or property of Tenant, its Responsible Parties, or any other person in or about the Premises caused by or resulting from fire, steam, electricity, gas or water, which may leak or flow from or into any part of the Premises, or from breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing or lighting fixtures of the same, whether the said damage or injury results from conditions arising upon the Premises or upon other portions of the Building of which the Premises are a part, or from other sources. Except for Landlord’s negligence or willful misconduct, Landlord shall not be liable for any damages arising from any act or neglect of any other tenant of the Building or the Project. In no event shall Landlord be liable for consequential damages.

11.3    Indemnification of Tenant. To the extent permitted by Law, Landlord hereby indemnifies, and agrees to protect, defend and hold the Tenant and each of its respective officers, directors, members, partners, affiliates, employees, agents and representatives (collectively, the “Tenant Indemnitees”) harmless from and against any and all losses, claims and damages arising from (i) Landlord’s operation of the Common Areas, except to the extent caused by the negligence or willful misconduct of Tenant or any of its Responsible Parties, (ii) any willful act or negligence of Landlord, its agents, contractors, servants or employees, in or about the Premises or the Building or any part of either, and (iii) any breach or default in the performance of any obligation on Landlord’s part to be performed under the terms of this Lease. Landlord shall not be liable to Tenant or any Tenant Indemnitees for any damage by or from any act or negligence of any co-tenant or other occupant of the Building, or by any owner or occupant of adjoining or contiguous property. The indemnity obligations of Landlord set forth in this Section 11.3 shall not be binding upon any mortgagee and/or ground lessor acquiring Landlord’s interest in the Premises and/or this Lease pursuant to any foreclosure proceeding, deed in lieu of foreclosure, or other enforcement action taken pursuant to a deed of trust or mortgage encumbering the Premises.

12.    DAMAGE, DESTRUCTION AND BUSINESS INTERRUPTION.

12.1    Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Premises or any Common Areas of the Building or Project serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Article 12, restore the structural components of the Premises and such Common Areas. Such restoration shall be to substantially the same condition of the structural components of the Premises and Common Areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Project, or the lessor of a ground or underlying lease with respect to the Project, or any other modifications to the Common Areas deemed desirable by Landlord, provided access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Notwithstanding any other provision of this Lease, upon the occurrence of any damage to the Premises, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenants insurance required under Section 10.2 above pertaining to all tenant improvements and fixtures in the Premises (but not Tenants personal property), and Landlord shall repair any injury or damage to the tenant improvements installed in the Premises and shall return such tenant improvements to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenants insurance carrier, as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlords repair of the damage. In connection with such repairs and replacements, Tenant shall, prior to the commencement of construction, submit to Landlord, for Landlord’s review and approval, all plans, specifications and working drawings relating thereto, and Landlord and Tenant shall by mutual agreement select the contractors to perform such improvement work. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or Common Areas necessary to Tenant’s occupancy, and if such damage is not the result of the negligence or willful misconduct of Tenant or Tenant’s employees, contractors, licensees, or invitees, Landlord shall allow Tenant a proportionate abatement of Base Rent and Tenant’s proportionate share of Operating Expenses during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied and used by Tenant as a result thereof.

12.2    Landlord’s Option to Repair. Notwithstanding the terms of Section 12.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, the Building and/or the Project and instead terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after Landlord becomes aware of such damage, such notice to include a termination date giving Tenant up to ninety (90) days to vacate the Premises, but Landlord may so elect only if the Building and/or Project shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) repairs cannot reasonably be completed within one hundred eighty (180) days of the date of damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Project or ground or underlying lessor with respect to the Project shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground or underlying lease, as the case may be; or (iii) the damage is not fully covered by Landlord’s insurance policies. In addition, in the event that the Premises, the Building or the Project is destroyed or damaged to any substantial extent during the last twenty-four (24) months of the Lease Term, then notwithstanding anything contained in this Article 12, Landlord shall have the option to terminate this Lease by giving written notice to Tenant of the exercise of such option within thirty (30) days after Landlord becomes aware of such damage or destruction, in which event this Lease shall cease and terminate as of the date of such notice. Upon any such termination of the Lease pursuant to this Section 12.2, Tenant shall pay the Base Rent and additional rent, properly apportioned up to such date of termination, and both parties hereto shall thereafter be freed and discharged of all further obligations hereunder, except as provided for in provisions of this Lease which by their terms survive the expiration or earlier termination of the Lease Term. In the event that this Lease is not terminated as provided above, and Landlord proceeds to restore the Premises, but does not complete the restoration within two hundred seventy (270) days of the date of damage, Tenant will have the right to terminate this Lease at any time after the two hundred seventieth (270th) day.

13.    TENANT’S TAXES.

13.1    Personal Property. Tenant shall pay, prior to delinquency, all taxes, assessments, license fees and public charges levied, assessed or imposed upon or measured by the value of Tenant’s business operation, and/or the cost or value of any furniture, fixtures, equipment and other personal property at any time situated upon or in the Premises. Tenant shall cause all such personal property to be assessed and billed separately from the real property of Landlord.

13.2    Other Taxes for Which Tenant Is Directly Responsible. In addition, except for the exclusions from Tax Expenses set forth in Section 6 of the Lease, Tenant shall reimburse Landlord upon demand for any and all taxes or assessments required to be paid by Landlord, excluding state, local and federal personal or corporate income taxes measured by the net income of Landlord from all sources and estate and inheritance taxes, whether or not now customary or within the contemplation of the parties hereto, when:

(a)    Said taxes are measured by or reasonably attributable to the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, to the extent the cost or value of such leasehold improvements exceeds the cost or value of a building standard build-out as determined by Landlord regardless of whether title to such improvements shall be vested in Tenant or Landlord;

(b)    Said taxes are assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project (including the Building’s and/or Project’s parking facility);

(c)    Said taxes are assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises; or

(d)    Said assessments are levied or assessed upon the Project or any part thereof or upon Landlord and/or by any governmental authority or entity, and relate to the construction, operation, management, use, alteration or repair of mass transit improvements attributable to Tenant’s Permitted Use of the Premises.

14.    COMMON AREAS.

14.1    Definition. The term “Common Areas” means all areas and facilities outside the Premises provided and designated for the common use and convenience of Tenant and other tenants of the Project, their respective officers, agents, employees, customers and invitees, Common Areas include, but are not limited to, corridors, lobbies, pedestrian sidewalks, stairways, landscaped areas, restrooms, and shipping and receiving areas of the Project.

14.2    Maintenance. Landlord agrees to maintain, operate and repair (or cause others to do so) all Common Areas and to keep same in clean and sightly condition during the Lease Term. The manner in which such areas and facilities shall be maintained and the expenditures therefor shall be at the discretion of Landlord and as to all such Common Areas Landlord shall have the right to adopt and promulgate reasonable rules and regulations from time to time generally applicable to tenants and occupants of the Project and their employees and business invitees, including the right to restrict employees of tenants and occupants from parking in areas, if any, designated exclusively for customers of the Project. For the purpose of maintenance and repair, or to avoid an involuntary taking, Landlord may temporarily close portions of the Common Areas, and such actions shall not be deemed an eviction of Tenant or a disturbance of Tenant’s use of the Premises.

14.3    Tenant’s Rights and Obligations. Landlord grants to Tenant, during the Lease Term, the license to use, for the benefit of Tenant and its officers, agents, employees, customers and invitees, in common with others entitled to such use, the Common Areas as they from time to time exist, subject to the rights and privileges of Landlord herein reserved. Neither Landlord nor Tenant shall at any time interfere with the rights of Landlord, Tenant, or others entitled to use any part of the Common Areas, and neither Landlord nor Tenant shall store, permanently or temporarily, any materials, supplies or equipment in the Common Areas.

14.4    Changes to Common Area. Landlord shall have the right at any time during the Lease Term to change, alter, remodel, reduce, expand or improve the Common Areas, drains, pipes, or any other part of the or Project, except the Premises, without compensation to Tenant. For such purposes, Landlord or its agents or employees may, if necessary, enter, pass through and work upon the Premises provided Landlord shall carry out such work diligently and reasonably. If there is a change in the area of the Common Areas as a result of any of the foregoing, Landlord shall cause adjustments in the computation of Operating Expenses as shall be necessary to provide for any such changes.

15.    ASSIGNMENT AND SUBLETTING.

15.1    Transfers. Except as expressly set forth in Rider 1, Tenant shall not, without the prior written consent of Landlord, voluntarily or by operation of law, assign, sublet, encumber or transfer all or any part of Tenant’s interest in this Lease or in the Premises or permit any part of the Premises to be used or occupied by any person other than Tenant, its employees, customers and others having lawful business with Tenant (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any person or entity to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). If Tenant shall desire Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include: (i) the proposed effective date of the Transfer, which shall not be less than forty-five (45) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice; (ii) a description of the portion of the Premises to be transferred (the “Subject Space”); (iii) all of the terms of the proposed Transfer and the consideration thereof, including a calculation of the Profit Rental, as that term is defined in Section 15.4 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer; and (iv) current financial statements pertaining to the proposed Transferee certified by an officer, partner or owner thereof, and any other information required by Landlord, which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee’s business and proposed use of the Subject Space, and such other information as Landlord may reasonably require. Each time Tenant requests Landlords consent to a proposed Transfer, whether or not Landlord shall grant consent, within thirty (30) days after written request by Landlord, as additional rent hereunder, Tenant shall pay to Landlord Two Thousand Five Hundred Dollars ($2,500.00) for Landlord’s review and processing fees, and, in addition, Tenant shall reimburse Landlord for any reasonable legal fees incurred by Landlord in connection with Tenant’s proposed Transfer. Any attempted Transfer made without Landlord’s prior consent shall be wholly void and shall constitute a breach of this Lease.

15.2    Landlord’s Consent. Subject to Landlords rights in Section 15.3 below, Landlord shall not unreasonably withhold, condition or delay its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. Subject to the provisions of Section 27 of Rider 1, the parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply, without limitation as to other reasonable grounds for withholding consent:

(a)    The Transferee is of a character or reputation or engaged in business which is not consistent with the quality of the Building and/or the Project;

(b)    The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

(c)    The Transferee is either a governmental agency or instrumentality thereof;

(d)    The Transfer will result in more than a reasonable and safe number of occupants within the Subject Space;

(e)    The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under the Lease on the date consent is requested;

(f)    The proposed Transfer would cause Landlord to be in violation of another lease or agreement to which Landlord is a party, or would give an occupant of the Project a right to cancel its lease;

(g)    The terms of the proposed Transfer will allow the Transferee to exercise a right of renewal, right of expansion, right of first offer, or other similar right held by Tenant (or will allow the Transferee to occupy space leased by Tenant pursuant to any such right); or

(h)    Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (A) occupies space in the Project at the time of the request for consent, (B) is negotiating with Landlord to lease apace in the Project at such time, or (C) has negotiated with Landlord during the twelve (12)-month period immediately preceding the Transfer Notice.

If Landlord consents to any Transfer pursuant to the terms of this Section 15.2 (and does not exercise any of its rights under Section 15.3 below), Tenant may within six (6) months after Landlord’s consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 15.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice (A) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 15.2, or (B) which would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in Tenant’s original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 15 (including Landlord’s right under Section 15.3 below).

15.3    Landlord’s Right to Sublet or Assume. Except for a Permitted Transfer, Landlord shall have the option to exclude from the Premises covered by this Lease (“recapture”), the space proposed to be sublet or subject to the assignment, effective as of the proposed commencement date of such sublease or assignment. If Landlord elects to recapture, Tenant shall surrender possession of the space proposed to be subleased or subject to the assignment to Landlord on the effective date of recapture of such space from the Premises. Effective as of the date of recapture of any portion of the Premises pursuant to this section, the Base Rent and Tenant’s Share of Operating Expenses shall be adjusted accordingly.

15.4    Limitation on Profit Rental. In the event Tenant enters into a Transfer (other than a Permitted Transfer), Tenant shall pay to Landlord fifty percent (50%) of the Profit Rental, if any, received from the Transferee, as it is received. “Profit Rental” shall be calculated by deducting from the amount received by Tenant from the Transferee on account of the Transfer, the sum of (i) the amounts payable to Landlord by Tenant pursuant to this Lease for the Subject Space which has been Transferred, (ii) the reasonable planning and improvement allowances provided by Tenant to the Transferee in connection with such Transfer, and (iii) the reasonable attorneys’ fees and brokerage commissions paid by Tenant in connection with such Transfer.

15.5    Continuing Obligations. No Transfer, even with Landlord’s consent, shall relieve Tenant of its obligations to pay the Rent and to perform all of the other obligations to be performed by Tenant under this Lease, unless the subtenant or assignee is Landlord pursuant to Section 15.3. The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any subsequent Transfer, and Tenant shall offer to sublet or assign to Landlord pursuant to Section 15.3 prior to requesting consent for any subsequent Transfer.

15.6    Corporations and Partnerships. Except as expressly set forth in Rider 1, a sale by Tenant of all or substantially all of its assets shall constitute a Transfer for purposes of this Lease. Except as expressly set forth in Rider 1 (if at all), if Tenant is a corporation or limited liability company, then any assignment or transfer of this Lease by merger, consolidation or liquidation, or any change in ownership of or power to vote of a majority of its outstanding voting stock or membership interests, other than as a consequence of a public offering or listing of some or all of Tenant’s equity shares on an exchange located in the United States, shall, in Landlord’s reasonable discretion, constitute a Transfer for purposes of this Lease.

15.7    Assumption and Attornment. If Tenant shall assign this Lease as permitted herein, the assignee shall expressly assume all of the obligations of Tenant hereunder in a written instrument satisfactory to Landlord and furnished to Landlord not later than fifteen (15) days prior to the effective date of the assignment. If Tenant shall sublease the Premises as permitted herein, Tenant shall, at Landlord’s option, within fifteen (15) days following any request by Landlord, obtain and furnish to Landlord the written agreement of such subtenant to the effect that the subtenant will attorn to Landlord and will pay all subrent directly to Landlord.

16.    TENANT’S DEFAULT.

16.1    Definition. The occurrence of any of the following shall constitute default and breach of this Lease by Tenant:

(a)    Any failure by Tenant to pay within 5 days following written notice from Landlord any Rent or any other monetary sums required to be paid thereunder.

(b)    Intentionally deleted.

(c)    Any failure by Tenant to observe and perform any other provisions of this Lease to be observed or performed by Tenant within thirty (30) days after notice thereof has been provided to Tenant by Landlord, or if performance is not possible within said period, any failure of Tenant to commence performance within said period and to diligently prosecute such performance to completion.

(d)    Intentionally creating or permitting to be created a nuisance which shall not be abated within five (5) days after written notice thereof from Landlord.

(e)    If Tenant admits in writing that it cannot meet its obligations as they become due; or is declared insolvent according to any law; or assignment of Tenant’s property is made for the benefit of creditors; or a receiver or trustee is appointed for Tenant or its property; or the interest of Tenant is levied on under execution or other legal process; or any petition is filed by or against Tenant to declare Tenant bankrupt or to delay, reduce or modify Tenant’s debts or obligations; or any petition is filed or other action taken to reorganize or modify Tenant’s capital structure, if Tenant is a corporation or other entity; any such levy, execution, legal process or petition filed against Tenant shall not constitute a breach of this Lease provided Tenant shall vigorously contest the same by appropriate proceedings and shall remove or vacate the same within sixty (60) days from the date of its creation, service or filing.

(f)    The taking of this Lease or Tenant’s interest therein under writ of execution.

16.2    Interest on Unpaid Sums. If any Rent, or any other monetary sum required to be paid hereunder by Tenant to Landlord, is not paid when due, such sum shall accrue interest from the date due until received at the per annum rate of five percent (5%) (the “Interest Rate”).

16.3    Remedies. In the event of any such default or breach by Tenant, Landlord may at any time thereafter, without limiting Landlord in the exercise of any other right or remedy which Landlord may have:

(a)    Without terminating this Lease, reenter and attempt to relet or take possession pursuant to legal proceedings and remove all persons and property from the Premises. In such event, Landlord may, from time to time, make such alterations and repairs as may be necessary in order to relet the Premises or any part thereof for such term or terms (which may be for a term extending beyond the Lease Term) and at such rental or rentals and upon such other terms and conditions as Landlord, in its sole discretion, may deem advisable. Upon each such reletting, all rentals received by Landlord from such reletting shall be applied: first, to the payment of any costs and expenses of such reletting, including brokerage fees and attorneys’ fees; second, to the payment of any indebtedness other than Rent due thereunder from Tenant to Landlord; third, to the payment of Rent due and unpaid thereunder; and the residue, if any, shall be held by Landlord and applied to payment of future rent as the same may become due and payable thereunder. If such rentals received from such reletting during any month are less than that to be paid during that month by Tenant thereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. In no event shall Tenant be entitled to any excess of any rental obtained by reletting over and above the Rent herein reserved. Actions to collect amounts due by Tenant to Landlord as provided in this Section 16.3(a) may be brought from time to time, on one or more occasions, without the necessity of Landlord’s waiting until expiration of the Lease Term. No such reentry or taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect in writing to terminate this Lease for such previous breach. Any reentry by Landlord shall be pursuant to judgment obtained in forcible detainer proceedings or other legal proceedings as Landlord may elect.

(b)    SUBJECT TO THE PROVISIONS BELOW, WITHOUT TERMINATING THIS LEASE, DEMAND THAT ALL RENT PAYABLE BY TENANT UNDER THIS LEASE FOR THE REMAINDER OF THE LEASE TERM BE ACCELERATED AND IMMEDIATELY DUE AND OWING WITHOUT DISCOUNT. TENANT FULLY UNDERSTANDS THIS PROVISION AND AGREES TO RENDER PAYMENT OF THE AMOUNTS DESCRIBED IN THIS SECTION 16.3(b) IN FULL IF SO REQUESTED BY LANDLORD. LANDLORD AGREES TO USE COMMERCIALLY REASONABLE EFFORTS TO MITIGATE DAMAGES.

(c)    Terminate this Lease and Tenant’s right to possession, in which case Tenant shall immediately surrender possession. In addition to any other remedies which Landlord may have, it shall have the right to recover from Tenant: (i) the amount equal to any unpaid rent which has been earned at the time of such termination; (ii) as liquidated damages for loss of bargain, and not as a penalty, an amount equal to the excess, if any, of the aggregate amount of Rent and other charges which are Tenant’s obligation to pay under this Lease for the remainder of the stated term over the aggregate of the then reasonable rental value of the Premises under a lease substantially similar to this Lease for the remainder of the stated term (as judicially determined), all of which amounts shall be discounted to present value at the passbook savings rate of U.S. Bank, a national banking association, or its successor, then in effect and shall be immediately due and payable; and (iii) all other damages and expenses which Landlord has sustained because of Tenant’s default, including reasonable attorneys’ fees, the cost of recovering the Premises, brokerage commissions and advertising expenses incurred, and expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use and any special concessions made to obtain a new tenant.

(d)    If Tenant should fail to make any payment or cure any default hereunder within the time herein permitted, Landlord, without being under any obligation to do so and without thereby waiving such default, may make such payment and/or remedy such other default for the account of Tenant (and enter the Premises for such purpose), and thereupon Tenant shall be obligated, and hereby agrees, to pay Landlord, upon demand, all Costs, expenses and disbursements (including reasonable attorneys’ fees) incurred by Landlord in taking such remedial action as additional rent.

(e)    No receipt of money by Landlord from Tenant after the termination of this Lease as herein provided shall reinstate, continue or extend the Lease Term or operate as a waiver of the right of Landlord to enforce the payment of Rent or other money when due by Tenant, or operate as a waiver of the right of Landlord to recover possession of the Premises by proper remedy.

(f)    In addition to any other remedies Landlord may have at law or equity and/or under this Lease, Tenant shall pay upon demand all Landlord’s costs, charges and expenses, including fees of counsel, agents and others retained by Landlord, whether or not suit is filed, incurred in connection with the recovery under this Lease or for any other relief against Tenant.

(g)    All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of Rent. If Tenant shall fail to perform any of its obligations under this Lease, within a reasonable time after such performance is required by the terms of this Lease, Landlord may, but shall not be obligated to, after reasonable prior notice to Tenant, make any such payment or perform any such act on Tenants part without waiving its right based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

(h)    Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, within fifteen (15) days after delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant’s defaults pursuant to the provisions of this Article 16; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease; and (iii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all legal fees and other amounts so expended. Tenant’s obligations under this Section 16.3(h) shall survive the expiration or sooner termination of the Lease Term. In no event will Tenant be responsible for any consequential damages incurred by Landlord as a result of any default, including, but not limited to, lost profits or interruption of business as a result of any alleged default by Tenant hereunder; provided, however, that this waiver of consequential damages shall not apply to Tenant’s obligations or liability under Sections 22.11 (Holding Over) or 5.5 (Compliance with Environmental Laws).

16.4    Late Charges. Tenant hereby acknowledges late payment by Tenant to Landlord of Rent and other sums due thereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee when due, Tenant shall pay to Landlord a monthly late charge equal to five percent (5%) of the overdue amount for such month; provided, however that such late charge shall not apply to the first (1st) late payment in each calendar year. The parties hereby agree such late charge represents a fair and reasonable estimate of the cost Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

17.    LANDLORD’S DEFAULT.

17.1    Notice to Landlord. Landlord shall in no event be charged with default in the performance of any of its obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days (or within such additional time as is reasonably required to correct any such default) after notice to Landlord by Tenant properly specifying wherein Landlord has failed to perform any such obligations.

17.2    Landlord’s Exculpation. It is expressly understood and agreed that notwithstanding anything in this Lease to the contrary, and notwithstanding any applicable law to the contrary, the liability of Landlord (including any successor Landlord) and any recourse by Tenant against Landlord shall be limited solely and exclusively to an amount which is equal to the interest of Landlord in the Building, and neither Landlord, nor any of the Landlord’s partners nor their respective officers, agents directors or employees shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. In no event will Landlord or any Lienholder be responsible for any consequential damages incurred by Tenant as a result of any default, including, but not limited to, lost profits or interruption of business as a result of any alleged default by Landlord hereunder.

18.    CONDEMNATION.

18.1    Effect of Taking. If the Premises or any portion thereof are taken under the power of eminent domain, or sold by Landlord under the threat of the exercise of said power (all of which is herein referred to as “condemnation”), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever occurs first. If more than twenty-five percent (25%) of the floor area of the Premises is taken by condemnation, Tenant may, at its option, terminate this Lease as of the date the condemning authority takes possession, by providing Landlord notice in writing of its intent to terminate not later than twenty (20) days after Landlord shall have notified Tenant of the taking. Failure of Tenant to so notify Landlord shall constitute Tenant’s agreement to continue the Lease in full force and effect as to the balance of the Premises.

18.2    Rent Reduction. If the Lease is not fully terminated after any taking, then it shall remain in full force and effect as to the portion of the Premises remaining; provided, however, that the Rent payable thereunder shall be reduced on an equitable basis, taking into account the relative value of the portion taken as compared to the portion remaining. Landlord shall, at its expense, restore the remaining portion to a complete unit of like quality and character as existed prior to the condemnation.

18.3    Awards. All awards for the taking of any part of the Premises under the power of eminent domain shall be the property of Landlord, whether made as compensation for diminution of value of the leasehold or for the taking of the fee; provided, however, that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claim is payable separately to Tenant.

19.    SUBORDINATION; ESTOPPEL CERTIFICATES.

19.1    Subordination. Tenant covenants and agrees that this Lease is subject and subordinate to any mortgage, deed of trust, ground lease and/or security agreement which may now or hereafter encumber the Building, the Project, the Real Property, the Premises or any interest of Landlord therein and/or the contents of the Building and to any advances made on the security thereof and to any and all increases, renewals, modifications, consolidations, replacements and extensions thereof. This Article 19 shall be self operative and no further instrument of subordination need be required by any owner or holder of any such ground lease, mortgage, deed of trust or security agreement. In confirmation of such subordination, at Landlord’s request, Tenant shall, within ten (10) business days after Landlord’s written request, execute and deliver any appropriate certificate or instrument that Landlord may request and in the event Tenant fails to deliver any such documentation within said ten (10) business day period, Tenant hereby constitutes and appoints Landlord as Tenant’s attorney-in-fact to execute any such certificate or instrument for and on behalf of Tenant. In the event of the enforcement by any ground lessor, mortgagee, or holder of any security agreement (each, a “Successor Landlord”) of the remedies provided for by law or by such ground lease, mortgage, or security agreement, Tenant will automatically become the tenant of such Successor Landlord without any change in the terms or other provisions of the Lease; provided, however, that such Successor Landlord or successor in interest shall not be bound by (a) any payment of Rent for more than one (1) month in advance except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease, unless the Successor Landlord actually receives such advanced payment of Rent; (b) any material amendment or modification of a term of this Lease, or any waiver of such term, made without the written consent of such Successor Landlord, (c) except for the continuing obligation of a former Landlord for repairs and/or basic services, any offset right that Tenant may have against any former Landlord relating to any event or occurrence before the date of attornment, including any claim for damages of any kind whatsoever as the result of any breach by a former Landlord that occurred before the date of attornment; (d) any obligation (i) to pay Tenant any sum(s) that any former Landlord owed to Tenant unless such sums, if any, shall have actually been delivered to Successor Landlord by way of an assumption of escrow accounts or otherwise; (ii) with respect to any security deposited with a former Landlord, unless such security was actually delivered to such Successor Landlord; or (iii) arising from representations and warranties related to a former Landlord; or (e) any consensual or negotiated surrender, cancellation, or termination of this Lease, in whole or in part, agreed upon between former Landlord and Tenant, unless effected unilaterally by Tenant pursuant to the express terms of this Lease or consented to in writing by Successor Landlord. Upon request by such Successor Landlord, whether before or after the enforcement of its remedies, Tenant shall execute and deliver an instrument or instruments confirming and evidencing the attornment herein set forth, and Tenant hereby irrevocably appoints Landlord as Tenant’s agent and attorney-in-fact for the purpose of executing, acknowledging and delivering any such instruments and certificates. This Lease is further subject to and subordinate to all matters of record.

19.2    Estoppel Certificate. Tenant agrees periodically to furnish within ten (10) days after so requested by Landlord, any ground lessor or the holder of any mortgage or security agreement covering the Building, the Project, the Real Property, the Premises or any interest of Landlord therein, a certificate signed by Tenant certifying such matters with respect to this Lease and Tenant’s occupancy of the Premises as may be reasonably required by such Landlord, ground lessor or holder. Any such certificate may be relied upon by any ground lessor, prospective purchaser, secured party, or mortgagee of the Building, the Project, the Real Property, the Premises or any part thereof or interest of Landlord therein. In addition to any other remedy available to Landlord, in the event that Tenant fails to deliver such statement within said ten (10) business days, Tenant shall be deemed to have irrevocably appointed Landlord as Tenant’s attorney-in-fact to execute and deliver such statement.

20.    QUIET ENJOYMENT. Landlord agrees Tenant, upon paying Rent and other monetary sums due under this Lease and performing the covenants and conditions of this Lease, may quietly have, hold and enjoy the Premises during the Lease Term, subject, however, to the provisions herein referring to subordination and condemnation.

21.    FORCE MAJEURE. Whenever Landlord or Tenant shall be delayed or restricted in the performance of any obligation of Landlord or Tenant herein (excluding any obligation to pay any monetary sum due to the other party under this Lease, but including any obligation with respect to the provision of any service or utility or the performance of work or repairs) by reason of Landlord’s or Tenant’s inability to obtain materials, services or labor required for such performance or by reason of any statute, law or regulation of a governmental entity, or by reason of any other cause beyond Landlord’s or Tenant’s control, Landlord or Tenant shall be entitled to extend the time for such performance by a time equal to the extent of the delay or restriction, and Tenant or Landlord shall not be entitled to compensation for any inconvenience, nuisance or discomfort occasioned thereby.

22.    GENERAL PROVISIONS.

22.1    Transfer of Landlord’s Interest. In the event of a sale or conveyance voluntarily or involuntarily by Landlord of Landlord’s interest in the Premises, Landlord shall be relieved from and after the date of such transfer of all liability accruing thereafter on the part of Landlord; provided, any funds in the hands of Landlord at the time of transfer in which Tenant has an interest shall be delivered to the successor of Landlord and all obligations of Landlord shall be expressly assumed by the successor of Landlord. This Lease shall not be affected by any such sale and Tenant agrees to attorn to the transferee.

22.2    Captions. Article, section and paragraph captions are for convenience only and are not a part of this Lease and shall not be used for interpretation or construction of this Lease.

22.3    Time of Essence. Time is of the essence hereof.

22.4    Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

22.5    Modifications for Mortgagee. In the event any lending institution with whom Landlord has negotiated or shall hereafter negotiate for interim or permanent financing for the Project shall require a modification of this Lease as a condition to providing such financing, Landlord shall promptly provide written notice of the requirement to Tenant. If Tenant fails or refuses to make such modification within thirty (30) days after such notice, this Lease may be terminated by Landlord at any time prior to the Commencement Date; provided, however, Tenant shall not be required to make any modifications which materially alters its rights and responsibilities under this Lease.

22.6    Entire Agreement. This Lease, along with any exhibits or attachments hereto, constitutes the entire agreement between the parties relative to the Premises and there are no oral agreements or representations between the parties with respect to the subject matter hereof. This Lease supersedes and cancels all prior agreements and understandings with respect to the subject matter hereof. This Lease may be modified only in writing, signed by the parties in interest at the time of the modification.

22.7    Recording. This Lease shall not be recorded and any recordation shall be a breach under this Lease.

22.8    Waiver. The waiver by Landlord or Tenant of the breach of any provision herein shall not be deemed a waiver of such provision. Acceptance by Landlord or Tenant of any performance by the other after the time the same shall have become due shall not constitute a waiver of the breach or default of any covenant, term or condition unless otherwise expressly agreed in writing.

22.9    Binding Effect; Choice of Law. Subject to any provisions hereof restricting assigning or subletting by Tenant and subject to the provisions for the transfer of Landlord’s interest, this Lease shall bind the parties, their successors and assigns. This Lease shall be governed by the laws of the State of California.

22.10    Holding Over. If Tenant remains in possession of all or any part of the Premises after the expiration of the Lease Term, with or without the consent of Landlord, such tenancy shall be from month-to-month only, and not a renewal hereof or an extension for any further term, on the same terms and conditions as provided herein, except only as to the term of this Lease; provided, however, during such period as a tenant from month-to-month, Tenant shall pay Base Rent at 200% of the rate payable for the month immediately preceding the date of termination of this Lease and, in addition, Tenant shall reimburse Landlord for all damages (consequential as well as direct) sustained by it by reason of Tenant’s occupying the Premises past the date that is thirty (30) days following the termination date.

22.11    Entry by Landlord. Landlord and its agents shall have the right to enter the Premises at all reasonable times for the purpose of examining or inspecting the same, to supply janitorial services and any other services to be provided by Landlord or Tenant thereunder, to show the same to prospective purchasers of the Project and make such alterations, repairs, improvements or additions to the Premises or to the Building of which they are a part as Landlord may deem necessary or desirable. Tenant shall permit Landlord to show the Premises to prospective tenants during the last six (6) months of the Lease Term or any renewal thereof. If Tenant shall not be personally present to open and permit an entry into the Premises at any time when such entry by Landlord is necessary or permitted thereunder, Landlord may enter by means of master key without liability to Tenant except for any failure to exercise due care for Tenant’s property, and without affecting this Lease.

22.12    Corporate Authority. If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants he is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the by-laws of said corporation, and this Lease is binding upon said corporation in accordance with its terms. Tenant hereby confirms that it is not in violation of any executive order or similar governmental regulation or law which prohibits terrorism or transactions with suspected or confirmed terrorists or terrorist entities or with persons or organizations that are associated with, or that provide any form of support to, terrorists. Tenant further hereby confirms that Tenant shall comply throughout the Lease Term with all governmental laws, rules or regulations governing transactions or business dealings with any suspected or confirmed terrorists or terrorist entities, as identified from time to time by the U.S. Treasury Department’s Office of Foreign Assets Control or any other applicable governmental entity.

22.13    Authorities for Actions and Notices. Except as herein otherwise provided, Landlord may act in any matter provided for herein by and through its building manager, or through any other person who may from time to time be designated by Landlord in writing. All notices or demands required or permitted to be given hereunder shall be in writing, and shall be deemed duly served upon (a) two days after being deposited in the United States Mail, with proper postage prepaid, certified or registered, return receipt requested, (b) hand delivery, (c) one day after being deposited with Federal Express, DHL Worldwide Express or another reliable overnight courier service, and addressed to Landlord at the address set forth in Section 3 of the Summary or Tenant, at the address set forth in Section 5 of the Summary, or at such other place as such party may designate from time to time.

22.14    Real Estate Broker. Tenant represents that Tenant has not dealt with any real estate brokers or agents specified in connection with this Lease, and insofar as Tenant knows, no broker has negotiated or participated in the negotiations of this Lease, or submitted or showed the Premises, or is entitled to any commission in connection herewith. Tenant agrees to indemnify and defend Landlord against and hold Landlord harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of Tenant’s dealings with any real estate broker or agent.

22.15    Patriot Act Compliance.

(a)    Pursuant to United States Presidential Executive Order 13224 (the “Executive Order”), U.S. companies are required to ensure that they do not transact business with persons or entities determined to have committed, or to pose a risk of committing or supporting, terrorists acts and those identified on the list of Specifically Designated Nationals and Blocked Persons (the “List”), generated by the Office of Foreign Assets Control of the U.S. Department of Treasury. The names or aliases of these persons or entities (each, a “Blocked Person”) are updated from time to time. Tenant hereby acknowledges and agrees that Tenant’s inclusion on the List at any time during the Lease Term shall result in the delay of services contemplated by this Lease. If it is determined that Tenant, or any Tenant Principal, is a Blocked Person, this Lease shall be terminated.

(b)    Tenant, to its actual knowledge without any duty to investigate or inquire, represents and warrants to Landlord that (a) neither Tenant nor any person or entity that directly owns ten percent (10%) or greater equity interest in Tenant or any of Tenant’s officers, directors or managing members (each, a “Tenant Principal”) is a person or entity (a “Prohibited Person”) with whom U.S. persons or entities are restricted from doing business under regulations of the office of Foreign Assets Control (“OFAC”) of the Department of the U.S. Treasury (including those named on the List) or under the Executive Order, or other governmental action and (ii) that throughout the Lease Term, Tenant shall comply with the Executive Order.

(c)    The provisions of this Section 22.15 shall survive termination of this Lease.

22.16    Jury Trial; Attorneys’ Fees. IF EITHER PARTY COMMENCES LITIGATION AGAINST THE OTHER FOR THE SPECIFIC PERFORMANCE OF THIS LEASE, FOR DAMAGES FOR THE BREACH HEREOF OR OTHERWISE FOR ENFORCEMENT OF ANY REMEDY HEREUNDER, THE PARTIES HERETO AGREE TO AND HEREBY DO WAIVE ANY RIGHT TO A TRIAL BY JURY. In the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys’ fees as may have been incurred, including any and all Costs incurred in enforcing, perfecting and executing such judgment.

22.17    Counterparts. This Lease may be executed in two or more duplicate originals. Each duplicate original shall be deemed to be an original hereof.

22.18    Facsimile/.pdf signatures. This Lease may be executed by facsimile and/or .pdf signatures which shall be binding as originals on the parties hereto.

22.19    Submission; No Option. Submission of this Lease for examination or signature by Tenant does not constitute a commitment or option for Lease, and it is not effective as a Lease or otherwise until execution and delivery by both Landlord and Tenant.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed as of the Effective Date.

LANDLORD:
SIMMCO LLC,
a California limited liability company

By:	/s/ Howard Simmons
Name:	Howard Simmons
Title:	Owner

TENANT:
ALPHA TEKNOVA INC.,
a Delaware corporation

By:	/s/ Stephen Gunstream
Name:	Stephen Gunstream
Title:	CEO

SIGNATURE PAGE

EXHIBIT “A”

FLOOR PLAN OF PREMISES

EXHIBIT “A” – PAGE 1

RIDER 1

ADDITIONAL PROVISIONS

THIS RIDER 1 TO LEASE (this “Rider 1”) is attached to and made a part of that certain Lease Agreement dated as of December 29, 2020 (the “Lease”), by and between SIMMCO LLC, a California limited liability company (“Landlord”) and ALPHA TEKNOVA INC., a Delaware corporation (“Tenant”), for the Premises described in the Lease.

23.    RIDER 1. Capitalized terms used in this Rider 1 shall have the meanings set forth in the Lease, except as otherwise specified herein and except for terms capitalized in the ordinary course of punctuation. This Rider 1 forms a part of the Lease. Should any inconsistency arise between this Rider 1 and any other provision of the Lease as to the specific matters which are the subject of this Rider 1, the terms and conditions of this Rider 1 shall control.

24.    LANDLORD’S WORK.

On or before June 30, 2021, Landlord shall, at its sole cost and expense make the following repairs and alterations:

1.    Replace the entirety of the roof of the Building.

25.    OPTION TO EXPAND. Tenant shall have the right and option (the “Expansion Option”) to lease all or any portion of the space in the Building depicted on Exhibit A to this Lease and identified there as “Unit A” and “Unit C”, which is comprised of approximately 20,912.98 rentable square feet and is on the Effective Date occupied by Landlord or an affiliate of Landlord and the County of San Benito, respectively (the “Expansion Space”). Tenant may exercise the Expansion Option at any time during the Term after Landlord sells the Building or Landlord or another tenant vacates the Expansion Space by delivering written notice thereof to Landlord or to Landlord’s transferee, which notice shall include the date Tenant elects to commence the lease of the Expansion Space. Tenant’s lease of the Expansion Space shall be on all of the terms, provisions and conditions of the Lease including the annual rate of Base Rent set forth in Paragraph 8 of the Lease Summary and shall continue through the end of Term.

26.    PERMITTED TRANSFER.

26.1    Permitted Transfer. Notwithstanding anything in Article 15 of the Lease to the contrary, Tenant may assign this Lease or sublease the Premises, without Landlord’s consent, to (x) any entity which controls, is controlled by or is under common control with Tenant, (y) any entity resulting from the merger of or consolidation with Tenant or (z) to any entity that acquires substantially all of Tenant’s assets as a going concern (each, a “Permitted Transfer”). Pursuant to Section 15 of this Lease, no Permitted Transfer shall relieve Tenant of its obligations to pay the Rent and to perform all of the other obligations to be performed by Tenant under this Lease, unless the subtenant or assignee is Landlord pursuant to Section 15.3 of this Lease. As used above the terms “control”, “controlled by” or similar terms shall mean the ownership of more than fifty percent (50%) of the outstanding voting stock or voting equity interests together with the sole power to vote such equity interests. No change in management or voting control of Tenant shall require Landlord’s consent. As soon as practicable after giving effect to such assignment, Tenant shall give notice to Landlord which notice shall include the full name and address of the assignee or subtenant, and a copy of all agreements executed between Tenant and the assignee or subtenant with respect to the Premises or part thereof, as may be the case. Within ten (10) days after Landlord’s written request, Tenant shall provide such reasonable documents or information which Landlord reasonably requests for the purpose of substantiating whether or not the Permitted Transfer is in accordance with the terms and conditions of this Rider 1. Tenant shall not have the right to perform a Permitted Transfer, if, as of the date of the effective date of the Permitted Transfer, an event of default is then continuing.

RIDER “1” – PAGE 1

26.2    Definitions. In addition to the terms elsewhere defined in the Lease, the following terms shall have the following meanings with respect to the provisions of the Lease:

(a)    “Affiliate” shall mean any Person (as defined below) which is currently owned or controlled by, owns or controls, or is under common ownership or control with Tenant.

(b)    “control” means, with respect to a Person that is a corporation, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares of the controlled corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power at all times to direct or cause the direction of the management and policies of the controlled Person.

26.3    “Person” means an individual, partnership, trust, corporation, firm or other entity.

27.    RIGHT OF FIRST REFUSAL. Provided that (i) the Lease is in full force and effect; (ii) Tenant has not refused or otherwise failed to exercise the Expansion Option in Section 25 above; and (iii) no Event of Default shall have occurred and is continuing hereunder, if at any time during the Term of this Lease, Landlord shall receive, and intends to accept, a bona fide written offer from a prospective third-party (“Prospective Tenant”) with respect to all or any portion of the Expansion Space, Landlord, before accepting any such written offer, shall first send written notice to Tenant advising Tenant of such offer (the “ROFR Offer Notice”). Tenant shall have the one-time right, exercisable within seven (7) Business Days after Tenant’s receipt of the ROFR Offer Notice, to notify Landlord in writing of Tenant’s desire to lease the entire Expansion Space (“Tenant’s ROFR Acceptance Notice”). If Tenant timely delivers Tenant’s ROFR Acceptance Notice, the Expansion Space shall be added to and included within the Premises upon all of the terms, provisions and conditions of the Lease including the annual rate of Base Rent set forth in Paragraph 8 of the Lease Summary and shall continue through the end of Term. In the event Tenant fails to timely deliver Tenant’s ROFR Acceptance Notice within the aforesaid seven (7) Business Day period, then Landlord shall thereafter be free for the remainder of the Term to lease the Expansion Space (or any portion thereof) to any third party at such rent and upon such conditions as Landlord may determine in its sole and absolute discretion without regard to this Section 27 and this Section 27 shall be of no force or effect with respect to Expansion Space (or any portion thereof).

[signature page follows]

RIDER “1” – PAGE 2

IN WITNESS WHEREOF, Landlord and Tenant have executed this Rider 1 as of the Effective Date of the Lease.

LANDLORD:
SIMMCO LLC,
a California limited liability company

By:	/s/ Howard Simmons
Name:	Howard Simmons
Title:	Owner

TENANT:
ALPHA TEKNOVA INC.,
a Delaware corporation

By:	/s/ Stephen Gunstream
Name:	Stephen Gunstream
Title:	CEO